Exhibit 99.1

GLOBAL CASH ACCESS REPORTS 2014 FOURTH QUARTER REVENUE
OF $152.1 MILLION AND ADJUSTED EBITDA OF $24.0 MILLION

Las Vegas, NV – March 10, 2015 – Global Cash Access Holdings, Inc. (NYSE:GCA) (“GCA” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2014.  On December 19, 2014, GCA completed the acquisition of Multimedia Games Holding Company, Inc. (“Multimedia Games”), creating a diversified organization dedicated to providing integrated payments solutions, video and mechanical reel gaming content and technology solutions, as well as compliance and efficiency software. Unless otherwise noted, all results for the 2014 fourth quarter and full year referenced below include 13 days of operations from Multimedia Games.

	Three Months Ended	Three Months Ended
	December 31, 2014	December 31, 2013
	(in millions, except for per share amounts)

Revenue	$152.1	$140.5

Operating income (1)	$0.4	$11.2

Net (Loss) Income (1)	($5.7)	$5.7

Net (Loss) Income per Diluted Share (1)	($0.09)	$0.08

Diluted Shares Outstanding	66.4	67.4

Adjusted EBITDA (2)	$24.0	$17.1

Cash Earnings (3)	$15.6	$13.0

Cash Earnings Per Share (“Cash EPS”) (4)	$0.23	$0.19

(1)

Operating income, Net Loss and Net Loss per Diluted Share for the three months ended December 31, 2014 includes $10.0 million of acquisition costs and purchase accounting adjustments and a $3.1 million asset impairment charge.

(2)

Adjusted EBITDA is defined as operating income plus depreciation and amortization, non-cash compensation, asset impairment charge, accretion of contract rights, acquisition costs and purchase accounting adjustments.

(3)

Cash Earnings is defined as net income plus non-cash compensation, deferred income tax, amortization, asset impairment charge, accretion of contract rights, acquisition costs, purchase accounting adjustments and write-off of deferred loan fees.

(4)	Cash Earnings Per Share (“Cash EPS”) is defined as Cash Earnings divided by the weighted average number of diluted shares of common stock outstanding.

Ram V. Chary, President and Chief Executive Officer of GCA, commented, “The completion of the acquisition of Multimedia Games in December has resulted in the combination of differentiated, industry-leading solutions offered by both GCA and Multimedia Games, which enables us to present a unique new value proposition to casino operators. We intend to leverage our slot gaming entertainment, payments and compliance solutions to bring enhanced offerings to market that provide excellent returns on our customers’ capital investments in gaming technology. In the short time since acquiring Multimedia Games, we have made measurable progress on integrating our two organizations and are tracking to our objectives.”

Fourth Quarter 2014 Results Overview (includes 13 days of operations of Multimedia Games)

Revenues increased $11.6 million, or 8% compared to the same period last year, to $152.1 million in the fourth quarter of 2014.  Fourth quarter 2014 revenue includes $7.4 million from Multimedia Games and a $4.2 million, or 3%, increase in legacy GCA revenue.  Operating income, inclusive of a $9.7 million impact for acquisition costs, $0.3 million for purchase accounting adjustments, and an asset impairment charge of $3.1 million, was $0.4 million in the 2014 fourth quarter compared to operating income of $11.2 million for the 2013 fourth quarter.  Adjusted EBITDA increased $6.9 million, or 40%, to $24.0 million for the fourth quarter of 2014, compared to Adjusted EBITDA of $17.1 million in the same period last year.  The increase in Adjusted EBITDA includes $4.0 million from Multimedia Games.

GCA recorded a loss from operations before income tax provision of $7.5 million compared to income from operations before income tax provision of $9.1 million in the fourth quarter of 2013.  Diluted loss per share from continuing operations was $0.09 compared to diluted earnings per share of $0.08 for the 2013 fourth quarter.  Cash EPS increased to $0.23 for the fourth quarter of 2014 from Cash EPS of $0.19 in the prior-year period.  Excluding the operations of Multimedia Games, Cash EPS was $0.24 for the quarter.

Randy Taylor, Executive Vice President and Chief Financial Officer, commented, “Since completing our acquisition of Multimedia Games less than three months ago, we have been focused on our integration initiatives.  As of December 31, 2014, we have eliminated approximately $10.9 million on an annual run rate basis from our overall cost structure and we expect to achieve our targeted annual run rate of $24 million in cost synergies by calendar year end.  As part of our integration plans, later this year we intend to consolidate all of our manufacturing operations which will significantly enhance manufacturing efficiencies and reduce costs.  Looking forward, our plan continues to focus on the deployment of cash to reduce leverage.”

Multimedia Games Full Quarter Comparative Results

The information set forth in the table below presents standalone historical data for Multimedia Games related to the three months ended December 31, 2014 (inclusive of the 79 days prior to the acquisition by GCA on December 19, 2014) and December 31, 2013.  The information set forth in the table below should be read in conjunction with the historical financial statements of Multimedia Games that are incorporated by reference in the Company’s Current Report on Form 8-K/A filed with the SEC on February 27, 2015.

	Three Months Ended	Three Months Ended
	December 31, 2014	December 31, 2013
	(in millions, except for unit amounts and prices)

Revenue	$48.0	$59.2

Operating (loss) income (1)	($7.4)	$15.0

Adjusted EBITDA (2)	$22.8	$29.2

Units Sold (3)	537	1,375

Average Sales Price (ASP)	$16,318	$17,366
Domestic Participation Installed Units:(4)
Average	13,157	12,520
Quarter End	13,287	12,657

(1)	Operating (loss) income for the three months ended December 31, 2014 includes $13.4 million of acquisition costs and purchase accounting adjustments.
(2)	Adjusted EBITDA is defined as operating income plus depreciation and amortization, non-cash compensation, accretion of contract rights, acquisition costs and purchase accounting adjustments.

(3)          Unit sales in the three month period ended December 31, 2013, included the sale of 499 units to a single customer in Alabama, of which 221 units were previously on a revenue share arrangement.

(4)          The installed base (quarter-end) and installed base (average) for the three months ended December 31, 2014, reflect the temporary removal from the installed base of 123 units at a customer’s facility in Oklahoma as the facility is undergoing a renovation.  The units were initially removed from the installed base on October 1, 2014.

On a pro-forma basis, as if the acquisition of Multimedia Games was completed on January 1, 2014, the combined company would have reported full year 2014 revenue of $792.6 million and Adjusted EBITDA of $186.9 million and 2014 fourth quarter revenue of $192.7 million and Adjusted EBITDA of $42.7 million.

2015 Outlook

Reflecting the current operating and competitive environment, GCA estimates Adjusted EBITDA of between $218 million and $228 million in 2015 based on following key assumptions:

•    Single digit revenue growth in our Payments business;

•    Double-digit revenue growth in our Games business;

•    Double-digit increase in research and development costs related to the Games business;

•    Depreciation and amortization of $130 million to $135 million driven by our purchase price allocation for Multimedia Games, which significantly increased amortizable intangible assets;

•    Cap-ex in the range of $60 million to $70 million, including contract rights; and,

•    Interest expense of approximately $95 million exclusive of amortization of debt issuance costs.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its fourth quarter and full year 2014 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (888) 656-7430 or for international callers by dialing (913) 981-5582.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 9117092.  The replay will be available until March 17, 2015. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, we are providing in this press release EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. We define EBITDA as earnings before interest, taxes, depreciation and amortization; Adjusted EBITDA as EBITDA adjusted for non-cash compensation expense, asset impairment charge, accretion of contract rights, acquisition costs and purchase accounting adjustments; Cash Earnings as net income plus non-cash compensation, deferred income tax, amortization, asset impairment charge, accretion of contract rights, acquisition costs, purchase accounting adjustments and write-off of deferred loan fees; and Cash EPS as Cash Earnings divided by our diluted weighted average number of shares of common stock outstanding. We present Adjusted EBITDA and Cash EPS as we use this information to manage our business and consider these measures to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA; and our credit facility, senior secured notes and senior unsecured notes require us to comply with a consolidated secured leverage ratio that include performance metrics substantially similar to Adjusted EBITDA. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered in isolation or as a substitute for, and should be read in conjunction with, our net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “believes,” “intends,” “expects,” “plan,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, our estimates of 2015 Adjusted EBITDA and the assumptions and factors upon which it is based.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: our ability to replace revenue associated with terminated contracts; margin degradation from contract renewals; our ability to introduce new products and services; our ability to execute on mergers, acquisitions and/or strategic alliances, including our ability to integrate Multimedia Games; gaming establishment and patron preferences; our ability to successfully complete the conversion of our third-party processor; our ability to comply with the Europay, MasterCard and Visa global standard for cards equipped with computer chips (“EMV”); national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 11, 2014, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About GCA

GCA is dedicated to providing integrated gaming payments solutions, video and mechanical reel gaming content and technology solutions, as well as compliance and efficiency software.  The Company’s Payments business provides: (a) access to cash at gaming facilities via Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point-of-sale (“POS”) debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and, (e) online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. The Company’s Games business, under the Multimedia Games brand, provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award-winning TournEvent® slot tournament solution; and, (b) the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York. More information is available at GCA’s website at www.gcainc.com.

Contacts:

Investor Relations

(702) 262-5068

ir@gcamail.com

or

Richard Land, James Leahy

JCIR

212-835-8500 or gca@jcir.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except earnings per share amounts)

	Year Ended December 31,
	2014	2013	2012

Revenues	$593,053	$582,444	$584,486

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	440,071	439,794	436,059
Operating expenses	95,452	76,562	75,806
Research and Development	804	-	-
Depreciation	8,745	7,350	6,843
Amortization	14,199	9,588	9,796

Total costs and expenses	559,271	533,294	528,504

Operating income	33,782	49,150	55,982

Other expenses
Interest expense, net of interest income	10,756	10,265	15,519
Loss on extinguishment of debt	2,725	-	-

Total other expenses	13,481	10,265	15,519

Income from operations before tax	20,301	38,885	40,463

Income tax provision	8,161	14,487	14,774

Net income	12,140	24,398	25,689

Foreign currency translation	(1,258)	269	218

Comprehensive income	$10,882	$24,667	$25,907

Earnings per share
Basic	$0.18	$0.37	$0.39
Diluted	$0.18	$0.36	$0.38

Weighted average common shares outstanding
Basic	65,780	66,014	65,933
Diluted	66,863	67,205	67,337

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET AND CASH FLOWS INFORMATION

(In thousands)

	Year Ended December 31,
Selected Balance Sheet Information:	2014	2013

Current assets
Cash and cash equivalents	$89,095	$114,254
Settlement receivables	43,288	38,265

Current liabilities
Settlement liabilities	119,157	145,022
Current portion of long-term debt	10,000	1,030

Non-current liabilities
Long-term debt, less current portion and original issue discount	1,178,787	101,970

Total stockholders’ equity	231,473	218,604

	Year Ended December 31,
Selected Cash Flows Information:	2014	2013	2012

Cash flows from investing activities
Acquisitions, net of cash acquired	$(1,072,819)	$-	$-
Capital expenditures	(18,021)	(13,900)	(12,786)

Cash flows from financing activities
Proceeds from long-term debt	1,200,000	-	-

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net (loss) income	$(5,749)	$5,704	$12,140	$24,398
Equity compensation expense	1,343	1,376	8,876	5,078
Deferred income tax	(1,941)	3,308	6,613	13,643
Amortization	5,723	2,614	14,199	9,588
Asset Impairment	3,129	-	3,129	-
Accretion of contract rights	301	-	301	-
Acquisition costs and purchase accounting adjustments	10,041	-	10,995	-
Write-off of deferred loan fees	2,725	-	2,725	-

Cash earnings	$15,572	$13,002	$58,978	$52,707

Diluted weighted average number of common shares outstanding	66,397	67,394	66,863	67,205

Diluted cash earnings per share (“Cash EPS”)	$0.23	$0.19	$0.88	$0.78

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$376	$11,196	$33,782	$49,150
Plus: depreciation and amortization	8,766	4,543	22,944	16,938

EBITDA	$9,142	$15,739	$56,726	$66,088

Equity compensation expense	1,343	1,376	8,876	5,078
Asset Impairment	3,129	-	3,129	-
Accretion of contract rights	301	-	301	-
Acquisition costs and purchase accounting adjustments	10,041	-	10,995	-

Adjusted EBITDA	$23,956	$17,115	$80,027	$71,166

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED OPERATING INCOME TO PROJECTED EBITDA

AND PROJECTED ADJUSTED EBITDA

FOR THE YEAR ENDING DECEMBER 31, 2015

	2015 Guidance Range[1]

	Low	High

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$79,800	$89,800
Plus: projected depreciation and projected amortization	133,700	133,700

Projected EBITDA	$213,500	$223,500

Projected equity compensation expense	9,200	9,200
Projected accretion of contract rights	9,700	9,700
Projected non-recurring litigation settlement	(14,400)	(14,400)

Projected Adjusted EBITDA	$218,000	$228,000

Note:

1.  All figures presented are projected estimates for the year ending December 31, 2015.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

OTHER INFORMATION AND DATA

(unaudited for other data)

(amounts in thousands, unless otherwise noted)

	For the Year Ended December 31,
	2014	2013	2012

Revenues
Cash advance	$233,950	$231,134	$227,517
ATM	281,469	286,049	303,159
Check services	21,118	21,611	25,401
Games	7,406	-	-
Other	49,110	43,650	28,409
Corporate	-	-	-

Total revenues	$593,053	$582,444	$584,486

Operating income
Cash advance	$63,565	$60,977	$63,785
ATM	24,934	25,347	32,333
Check services	10,812	12,365	13,930
Games	2,151	-	-
Other	22,107	19,631	14,457
Corporate	(89,787)	(69,170)	(68,523)

Total operating income	$33,782	$49,150	$55,982

	For the Year Ended December 31,
	2014	2013	2012

Other data
Aggregate dollar amount processed (in billions)
Cash advance	$5.0	$4.9	$4.8
ATM	$12.7	$12.9	$13.6
Check warranty	$1.1	$1.1	$1.2
Number of transactions completed (in millions)
Cash advance	8.8	8.8	9.0
ATM	65.0	66.2	72.3
Check warranty	3.6	3.7	4.3